Exhibit 15




Board of Directors and Stockholders
Aon Corporation


We are aware of the incorporation by reference in the Registration Statements of Aon Corporation ("Aon") described in the following table of our report dated May 5, 1998 relating to the unaudited condensed consolidated interim financial statements of Aon Corporation that are included in its Form 10-Q for the quarter ended March 31, 1998:

    Registration Statement
    ----------------------
    Form  Number    Purpose
    ----  ------    -------

    S-8   33-27984  Pertaining to Aon's savings plan
    S-8   33-42575  Pertaining to Aon's stock award plan and stock option plan
    S-8   33-59037  Pertaining to Aon's stock award plan and stock option plan
    S-4   333-21237 Offer to exchange Capital Securities of Aon Capital A
    S-3   333-50607 Pertaining to the  registration  of 369,000 shares of common stock

Pursuant to Rule 436(c) of the Securities Act of 1933, our report is not a part of the registration statements prepared or certified by accountants within the meaning of Section 7 or 11 of the Securities Act of 1933.



                                                  ERNST & YOUNG LLP



Chicago, Illinois
May 5, 1998

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